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                                   Exhibit 21
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                         Subsidiaries of the Registrant

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                                   Exhibit 21
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                           SUBSIDIARIES OF REGISTRANT



EG Systems, Inc.*
Hyponex Corporation, a Delaware corporation
       Old Fort Financial Corp., a Delaware corporation
OMS Investments, Inc., a Delaware corporation
Republic Tool & Manufacturing Corp., a Delaware corporation
Scotts' Miracle-Gro Products, Inc., an Ohio corporation
       Miracle-Gro Lawn Products, Inc., a New York corporation
       Miracle-Gro Products Ltd., a New York corporation
Scotts Grass Co., an Ohio corporation
Scotts Sod Co., an Ohio corporation
Scotts Energy Co., an Ohio corporation
Scotts Pesticide Co., an Ohio Corporation
Scotts Green Lawns Co., an Ohio corporation
Scotts Plant Co., an Ohio corporation
Scotts Tree Co., an Ohio corporation
Scotts Service Co., an Ohio corporation
Scotts Products Co., an Ohio corporation
Scotts Fertilizer Co., an Ohio corporation
Scotts Park Co., an Ohio corporation
Scotts ProTurf Co., an Ohio corporation
Scotts Control Co., an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts Turf Co., an Ohio corporation
Scotts Best Lawns Co., an Ohio corporation
Scotts Weed Control Co., an Ohio corporation
Scotts Golf Co., an Ohio corporation
Scotts Garden Co., an Ohio corporation
Scotts Design Co., an Ohio corporation
Scotts Tech Rep Co., an Ohio corporation
Scotts Broad Leaf Co., an Ohio corporation
Scotts Insecticide Co., an Ohio corporation
Scotts Spreader Co., an Ohio corporation
Scotts Improvement Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
       Scotts-Sierra Crop Protection Company, a California corporation Sierra-Sunpol Resins, Inc., a California corporation*
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       Scotts France, S.A.R.L. (France)
       Scott O.M. Espana, S.A. (Spain)
       Scotts-Sierra Investments, Inc., a Delaware corporation
              Scotts Australia Pty. Ltd. (Australia)
              Scotts Holdings Limited (United Kingdom)
                     Levington Group Limited (United Kingdom)
                            Levington Horticulture Limited (United Kingdom) Levington Trustees Limited (United Kingdom)
                            Murphy Home and Garden Ltd. (United Kingdom)
              O M Scott International Investments Limited (United Kingdom)
                     Miracle Holdings Limited (United Kingdom)
                            Miracle Garden Care Limited (United Kingdom)
                                     Miracle Garden Care (Manufacturing) Limited
                                       (United Kingdom)
                     O.M. Scott & Sons Limited (United Kingdom)
                     Scotts United Kingdom, Limited (United Kingdom)
                     Scotts Italia, SRL (Italy)
                     Scotts Europe B.V. (Netherlands)
                            Scotts Belgium B.V.B.A. (Belgium)
                            Scotts Deutschland GmbH (Germany)

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*    Not wholly-owned